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                                                              [revoked 12/29/97]

Prescribed by
Bob Taft, Secretary of State
30 East Broad Street, 14th Floor
Columbus, Ohio 43266-0418
Form ARF (December 1990)

                            ARTICLES OF INCORPORATION

                  (Under Chapter 1701 of the Ohio Revised Code)
                               Profit Corporation

         The undersigned, desiring to form a corporation, for profit, under Sections 1701.01 et seq. of the Ohio Revised Code, do hereby state the following:

         FIRST. The name of said corporation shall be Touring Artists Group, Inc.

         SECOND. The place in Ohio where its principal office is to be located is-9265 Olde Eight Road, Northfield Summit, County, Ohio.

         (city, village or township)

         THIRD. The purpose(s) for which this corporation is formed is:

                To engage in any lawful act or activity for which a corporation may be formed in Ohio



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         FOURTH. The number of shares which the corporation is authorized to have outstanding is: Please state whether shares are common or preferred, and their par value, it any. Shares will be recorded common with no par value unless otherwise indicated.)

         500 common shares, no par value

IN WITNESS HEREOF, we have hereunto subscribed our names, this 7th day of May 1992.

                                 By:     /s/ Lee Marshall, incorporated
                                         Lee Marshall

                                    By:  __________________ , incorporated

                                    By:  __________________ , incorporated

                                    Print or type incorporators' names below their signatures.







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Prescribed by
Bob Taft, Secretary of State
30 East Broad Street, 14th Floor
Columbus, Ohio 43266-0418
Form AGO (December 1990)

                     ORIGINAL APPOINTMENT OF STATUTORY AGENT

         The undersigned, being at least a majority of the incorporators of Touring Artists Group, Inc., hereby appoint Lee Marshall to be statutory agent upon whom any process, notice or demand required or permitted by statute to be served upon the corporation may be served. The complete address of the agent is:

         9265 Olde Eight Road
         Northfield, Ohio 44067
         NOTE: P.O. Box addresses are not acceptable for cities with populations over 2.000.


                                                     /s/ Lee Marshall
                                                     Lee Marshall (Incorporator)



                                                     (Incorporator)



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